EXHIBIT 10.26




                               THIRD AMENDMENT TO
                          EMPLOYMENT CONTINUATION PLAN
                                FOR KEY EMPLOYEES


     The Employment Continuation Plan for Key Employees adopted by Dollar Thrifty Automotive Group, Inc. on September 29, 1998 (the "Plan"), and amended as of January 24, 2001 and April 23, 2001, is further amended on May 7, 2001 as follows:

     1. A new Section 5.f of the Plan is hereby added to the Plan to read as follows:

               f. Club Dues; Financial, Investment and Tax Planning. During the Continuation Period, the Company will reimburse each Key Employee for his club dues in accordance with the policies and procedures of the Company regarding such reimbursement of dues to its executives existing immediately prior to the Change in Control. In addition, during the Continuation Period, the Company will arrange to provide each Key Employee with financial, investment and tax planning services in accordance with the policies and procedures of the Company regarding the provision of such services to its executives existing immediately prior to the Change in Control.